     As filed with the Securities and Exchange Commission on April 6, 1999
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            NEW ERA OF NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                  84-1234845
      (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                        7400 EAST ORCHARD ROAD, SUITE 230
                            ENGLEWOOD, COLORADO 80111
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                           GEORGE F. (RICK) ADAM, JR.
                             CHIEF EXECUTIVE OFFICER
                            NEW ERA OF NETWORKS, INC.
                        7400 EAST ORCHARD ROAD, SUITE 230
                               ENGLEWOOD, CO 80111
                                 (303) 694-3933


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                    Copy to:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300



                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF SECURITIES            AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
        TO BE REGISTERED            REGISTERED (1)         PER SHARE (2)              PRICE               FEE
--------------------------------- -------------------- ---------------------- ---------------------- ---------------
Common Stock, par value $.0001
per share                           300,000 shares           $ 60.50              $ 18,150,000          $ 5,046

====================================================================================================================


(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Plan by reason of any stock splits, stock dividends or similar transactions related to the registered securities.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 29, 1999.

                            NEW ERA OF NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by New Era of Networks, Inc. (the "Registrant") are hereby incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         2. The Registrant's Current Reports on Form 8-K/A filed on November 18, 1998;

         3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 23, 1997, as amended by the Registrant's Registration Statement on Form 8-A/A filed on June 5, 1997, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 14, 1998, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on August 17, 1998, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnifications of its directors and officers and permissable indemnifications of employees and offer agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors. Reference is also made to Section 11 of the Registration Rights Agreement which provides for the cross indemnification of certain of the Company's stockholders and the Company, its officers and directors against certain liabilities under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.



        Exhibit
        Number            Description
        -------           -----------
            4.1           1998 Nonstatutory Stock Option Plan (which is
                          incorporated herein by reference to Exhibit 10.5 to
                          the Registrant's Annual Report on Form 10-K for the
                          fiscal year ended December 31, 1998).

            5.1 Opinion of counsel as to legality of securities being registered.

           23.1           Consent of counsel (contained in Exhibit 5.1).

           23.2           Consent of Arthur Andersen LLP.

           23.3           Consent of Deloitte & Touche LLP.

           25.1           Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 5th day of April 1999.

                          NEW ERA OF NETWORKS, INC.


                          By: /s/ Leonard M. Goldstein
                             ---------------------------------------------------
                             Leonard M. Goldstein
                             Senior Vice President and Senior Counsel

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Adam, Jr. and Leonard M. Goldstein, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 5TH DAY OF APRIL 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURES                                                  TITLE
                 ----------                                                  -----
    /s/ George F. Adam, Jr.                    Chairman of the Board, Chief Executive Officer, President, and Director
--------------------------------               (principal executive officer)
        George F. Adam, Jr.

      /s/ Stephen E. Webb                      Senior Vice President and Chief Financial Officer (principal financial
--------------------------------               officer)
          Stephen E. Webb

      /s/ James C. Parks                       Vice President of Finance and Controller (principal accounting officer)
--------------------------------
          James C. Parks

     /s/ Harold A. Piskiel                     Executive Vice President, Chief Technology Officer and Director
--------------------------------
         Harold A. Piskiel

      /s/ Steven Lazarus                       Director
--------------------------------
          Steven Lazarus

       /s/ Mark L. Gordon                      Director
--------------------------------
           Mark L. Gordon

        /s/ James Reep                         Director
--------------------------------
            James Reep

    /s/ Elisabeth W. Ireland                   Director
--------------------------------
        Elisabeth W. Ireland

     /s/ Patrick J. Fortune                    Director
--------------------------------
         Patrick J. Fortune

     /s/ Joseph E. Kasputys                    Director
--------------------------------
         Joseph E. Kasputys

                               INDEX TO EXHIBITS

        Exhibit
        Number            Description
        -------           -----------
            4.1           1998 Nonstatutory Stock Option Plan (which is
                          incorporated herein by reference to Exhibit 10.5 to
                          the Registrant's Annual Report on Form 10-K for the
                          fiscal year ended December 31, 1998).

            5.1 Opinion of counsel as to legality of securities being registered.

           23.1           Consent of counsel (contained in Exhibit 5.1).

           23.2           Consent of Arthur Andersen LLP.

           23.3           Consent of Deloitte & Touche LLP.

           25.1           Power of Attorney (see page II-4).